UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2019

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New President and Chief Executive Officer and Director

(c) On September 10, 2019, Armstrong Flooring, Inc. (the “Company”) announced the appointment of Michel Vermette, age 52, to the position of President and Chief Executive Officer and as a director of the Company, effective as of September 11, 2019.

In connection with Mr. Vermette’s appointment to the Board of Directors (the “Board”), the Board increased the size of the Board from seven (7) to eight (8) directors, effective September 11, 2019. Mr. Vermette has not been appointed to any standing committee of the Board. Mr. Vermette will not receive compensation for his services as a member of the Board.

Mr. Vermette has served as President of Residential Carpeting for Mohawk Industries, Inc. (an international designer, manufacturer, distributor and marketer of flooring in residential and commercial spaces) since February 2019 and, before such position, as President of Mohawk Group (a marketer and distributer under Mohawk Industries, Inc.’s floor covering products line) since 2011. From 2004 to 2011, Mr. Vermette served in various positions of increasing responsibility at Mohawk Industries, Inc. including Corporate Controller, Chief Accounting Officer, Chief Financial Officer of Mohawk Flooring and Senior Vice President of International Sales and Business Development. Prior to joining Mohawk Industries, Inc., Mr. Vermette served in various capacities for Dal-Tile International Inc. (a manufacturer, distributor and marketer of ceramic tile), including Operations Controller and Divisions Controller from 1996 until the company was acquired by Mohawk Industries, Inc. in 2004. Mr. Vermette does not serve on the board of any other public companies.

Mr. Vermette’s financial expertise and extensive knowledge of, and background in, the Company’s industry and business are among the key characteristics that led to his appointment as President and Chief Executive Officer and as a director of the Company.

There are no other arrangements or understandings between Mr. Vermette and any other person pursuant to which Mr. Vermette was appointed as President and Chief Executive Officer and as a director of the Company, and there are no familial relationships between Mr. Vermette and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving the Company since the beginning of the Company’s fiscal year in which Mr. Vermette, or his immediate family members, had or will have a direct or indirect material interest.

Entry into Employment Agreement in Connection with Appointment

In connection with Mr. Vermette’s appointment as its President and Chief Executive Officer, the Company has entered into an employment agreement with Mr. Vermette (the “Employment Agreement”). The Employment Agreement has an initial term of three years commencing September 11, 2019 (the “commencement date”) and thereafter will automatically renew for successive one-year terms unless either he or the Company gives ninety days’ prior written notice of nonrenewal. Pursuant to the Employment Agreement, Mr. Vermette will be paid an annual base salary of $650,000 and, beginning in the Company’s 2020 fiscal year, he will be eligible to earn a target annual cash bonus equal to 100% of his base salary and annual target long-term incentive awards equal to 200% of his base salary, generally consistent with the award issuances to other senior executives of the Company.

The Employment Agreement further provides that on the commencement date, the Company will grant Mr. Vermette (i) an initial grant of 143,062 shares of restricted common stock (replacing forfeited compensation from his prior employer), which will vest in equal annual installments on each of the five successive anniversaries of the grant date, subject to continued employment with the Company (the “Initial Restricted Stock Award”); (ii) an initial grant of 371,430 performance-based restricted stock units, which will be earned upon the Company’s common stock achieving the per share price targets set forth in the award agreement at any time during the five-year period following the grant date, measured on each of the first five anniversaries of the grant date, subject to his continued employment through the applicable measurement date (the “Initial PBRSU Award”); and (iii) a cash sign-on bonus equal to $500,000 (which Mr. Vermette will be required to repay in the event his employment is terminated by the Company for cause or by him without good reason (as each term is defined in the Employment Agreement) prior to the first anniversary of Mr. Vermette’s commencement date).

In the event the Company terminates Mr. Vermette’s employment without cause or Mr. Vermette terminates his employment for good reason during the term of the Employment Agreement, subject to his execution of a release of claims (a “Qualifying Termination”), Mr. Vermette will receive: (i) an amount equal to two times the sum of (x) his base salary plus (y) target annual bonus (which will be payable in lump sum within 60 days of Mr. Vermette’s termination); (ii) if earned, an annual bonus for the year in which the termination of employment occurs based on actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment (which will be payable at the time bonuses are paid to other senior executives of the Company); (iii) a lump sum payment equal to the cost for 18 months’ continuation of group health plan coverage as of the date of his termination of employment (which will be payable within 60 days of termination); and (iv) executive outplacement services for up to 24 months at a maximum cost of $30,000, and his equity-based awards will be treated as follows: (a) the Initial Restricted Stock Award will become vested, (b) the Initial PBRSU Award will remain eligible to vest based on actual performance, and (c) any other outstanding equity-based awards held by Mr. Vermette will be treated in accordance with the terms of the Company’s 2016 Long Term Incentive Plan and the applicable award agreements thereunder. A nonrenewal of the term of the Employment Agreement by the Company will be treated as a termination by the Company without cause.

In the event that Mr. Vermette incurs a Qualifying Termination on, or during the 24-month period following, a change in control of the Company, Mr. Vermette will receive the severance pay and benefits listed above, except that (i) the severance amount will equal two and one-half times the sum of (x) his base salary plus (y) target annual bonus; (ii) Mr. Vermette will also receive coverage under the Company’s post-retirement health and life insurance programs if he would have become eligible for such benefits within the 24-month period following termination; (iii) the Initial PBRSUs will vest (or forfeit) based on actual performance measured immediately prior to the change in control; and (iv) all other unvested equity awards held by Mr. Vermette will immediately vest, with any performance-based awards (excluding the Initial PBRSUs) deemed to have been earned at target.

The Employment Agreement also subjects Mr. Vermette to certain confidentiality and nondisparagement obligations and certain noncompetition and nonsolicitation restrictions for a period of 24 months’ post-employment.

The foregoing description of the Employment Agreement, the Initial Restricted Stock Award and Initial PBRSU Award, respectively, is a summary of certain terms only and is qualified in its entirety by the full text of the Employment Agreement filed as Exhibit 10.1 hereto, the form of time-based restricted stock award agreement filed as Exhibit 10.2 hereto, and the form of performance-based restricted stock unit award agreement filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Resignation of Interim President and Chief Executive Officer; Expiration of Role of Lead Independent Director

(b) On September 10, 2019, the Company also announced that Larry S. McWilliams, the Chair of the Board, resigned as the interim President and Chief Executive Officer, effective as of September 11, 2019. On May 2, 2019, Mr. McWilliams was appointed as President and Chief Executive Officer on an interim basis until such time as the Company’s appointment of a new President and Chief Executive Officer becomes effective, and his resignation is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. Mr. McWilliams will continue to serve as the Chair of the Board.

Prior to his appointment as interim President and Chief Executive Officer, Mr. McWilliams was an independent director within the meaning of the New York Stock Exchange (the “NYSE”) listing standards. During Mr. McWilliams’s service as interim President and Chief Executive Officer, he was not considered independent; however, in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines, the employment of a director on an interim basis as President and Chief Executive Officer of the Company shall not disqualify such director from being considered independent after ending that employment. As such, after his employment as the Company’s interim President and Chief Executive Officer, Mr. McWilliams once again meets the standards for director independence set forth by the NYSE listing standards and the Company’s Corporate Governance Guidelines.

As previously disclosed, James C. Melville was appointed to the role of Lead Independent Director in connection with Mr. McWilliams’s prior appointment to the role of interim President and Chief Executive Officer. The Company’s Corporate Governance Guidelines provide that if the Chair of the Board is an independent director, then the duties of the Lead Independent Director shall be a part of the duties of the Chair of the Board. Accordingly, effective as of September 11, 2019 the role of Lead Independent Director will expire and Mr. Melville will relinquish his role as the Lead Independent Director of the Board. Mr. Melville will continue to serve as a member of the Board as the Chair of the Nominating and Governance Committee and as a member of both the Finance and Management Development and Compensation Committees of the Board.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On September 10, 2019, the Company issued a press release announcing the matters described above and is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1943, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement effective September 11, 2019 by and between Armstrong Flooring, Inc. and Michel S. Vermette

10.2	Form of 2019 Time-Based Restricted Stock Award Agreement

10.3	Form of 2019 Performance-Based Restricted Stock Unit Agreement

99.1	Press Release of Armstrong Flooring, Inc., dated September 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: September 10, 2019

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